Exhibit 10.6

Drawn By:

Jay A. LaJone, Esq.

Steptoe & Johnson, PLLC

1603 LBJ Freeway, Suite 280

Dallas, TX 75234

After recording, this

instrument should be returned to:

Liberty Bankers Life Insurance Company

1605 LBJ Freeway, Suite 700

Dallas, Texas 75234

Attn: Loan Servicing

DEED OF TRUST, SECURITY AGREEMENT AND

FIXTURE FILING WITH ASSIGNMENT OF RENTS

COLLATERAL IS OR INCLUDES FIXTURES

This DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING WITH ASSIGNMENT OF RENTS (this “Security Instrument”) is made this 25 day of October, 2021, by NORTH RALEIGH MHP LLC, a North Carolina limited liability company (“Grantor”), to Stewart Title Company c/o Stewart Title Guaranty Company, a Texas corporation, with a business address of 5935 Carnegie Boulevard, Suite 301, Charlotte, North Carolina 28209 (the “Trustee”), for the benefit of LIBERTY BANKERS LIFE INSURANCE COMPANY, an Oklahoma insurance company with an address of 1605 LBJ Freeway, Suite 700, Dallas, Texas 75234 (“Lender”):

A. CONSIDERATION AND CONVEYANCE. For and in consideration of the acceptance of that certain Promissory Note of even date herewith (the “Note”) executed by the Grantor and payable to the order of Lender, evidencing a loan in the original principal amount of Five Million Three Hundred Twenty-Three Thousand and No/100 Dollars ($5,323,000.00) made by Lender to the Grantor, and of the making of the loan evidenced thereby and described in the Loan Agreement (as herein defined), the Grantor does hereby grant, convey, and warrant to the Trustee, its successors and assigns, for the benefit of Lender, its successors and assigns, WITH POWER OF SALE, that certain real estate consisting of land with improvements located thereon in Franklin and Granville County, North Carolina (collectively, the “Premises”), and more particularly described in Exhibit “A” attached hereto and by this reference made a part hereof;

TOGETHER with all the easements, rights, privileges, remainders, reversions and appurtenances thereunto belonging or in any way pertaining, and all the estate, right, title, interest, claim or demand whatsoever of the Grantor therein and in the streets and ways adjacent thereto, either in law or in equity, in possession or in expectancy, now or hereafter acquired;

TOGETHER with all buildings, improvements and all other structures, and all replacements thereof, now or hereafter standing upon the Premises, or any part thereof, including all pad sites, plant, equipment, apparatus, machinery and fixtures of any and every kind forming any part of such structures, buildings and/or improvements (collectively, the “Improvements”);

TOGETHER with any and/or all personal property, fixtures, mobile homes, fittings, appliances, chattels, furniture, furnishings, apparatus, building materials, equipment and machinery, and/or articles of personal property, including, but not limited to heating and air conditioning equipment, sprinkler and lighting systems, carpeting and window treatments and the replacements thereof, now or at any time hereafter owned by the Grantor and affixed to, attached to, placed upon, or used in any way in connection with, the complete and comfortable use, enjoyment, occupancy and/or operation of the Premises and the Improvements (collectively, the “Equipment”);

TOGETHER with all leases of, and contracts relating to, the Premises, the Improvements and/or the Equipment, whether now existing or hereafter entered into, and all rents, income, revenue, deposits, fees, issues and profits (collectively, the “Rents and Profits”) arising from the Premises, the Improvements and/or the Equipment, provided that until the occurrence of an Event of Default (as herein defined) and the failure to cure the same as set forth below and the election of the Lender to collect the Rents and Profits after such uncured Event of Default (as herein defined), the Grantor shall have the right to collect and dispose of the Rents and Profits without restriction, and provided further that this assignment shall not impose upon the Trustee or the Lender any of the Grantor’s obligations under such leases or contracts except for obligations which arise after the Trustee or the Lender (or its agents) take possession of the Premises;

TOGETHER with any and all tangible or intangible property of the Grantor now or hereafter used in, arising out of, or relating to the construction, ownership or operation of the Premises, the Improvements and/or the Equipment, including, without limitation, documents, instruments, accounts, chattel paper, general intangibles and proceeds [each of the foregoing as defined in the Uniform Commercial Code of North Carolina (the “Code”)], architectural and engineering plans and specifications for the Premises, the Improvements and/or the Equipment, or any portion thereof, contract rights, permits, licenses, agreements or other rights or agreements pertaining to the construction, leasing or management of the Property (as herein defined), including without limitation, any management agreement or any and all service contracts, interests in utility security deposits or bonds, and any funds, letters of credit or other property which are now or hereafter provided by the Grantor to assure the payment of all indebtedness secured by this Security Instrument and the performance of all obligations of the Grantor to the Lender under the Loan Agreement (as herein defined); and

TOGETHER with all of the Grantor’s rights now owned or hereafter acquired to the deposits and proceeds from the sale, exchange, collection or other disposition or conversion, whether voluntary or involuntary, of any of the Property into cash or other liquidated claims, including, without limitation, all awards, payments and proceeds included thereon, and the right to receive the same, which may be made as the result of any casualty, any exercise of the right of eminent domain or deed in lieu thereof, the alteration of the grade of any street and any injury to or decrease in the value of the Property, together with reasonable counsel fees, costs and disbursements incurred by the Lender in connection with the collection of such awards, payments and proceeds;

TO HAVE AND TO HOLD the Property and all parts thereof unto Trustee, its successors and assigns, for the benefit of Lender, its successors and assigns forever, upon the trusts, terms and conditions hereinafter set forth.

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IN TRUST to secure the performance of the covenants herein contained and in the amended and restated loan agreement of even date herewith between Borrower and Lender (“Loan Agreement”) and the payment of the Note (as herein defined) executed by the Grantor and payable to the order of Lender. This Security Instrument shall also secure the payment of any and all additional indebtedness of the Grantor to Lender related to the Property as provided for in this Security Instrument, whether as future advancements or otherwise, together with any renewals or extensions of the Note and/or such additional indebtedness. The Note is payable by the Grantor by the payment on the date hereof of interest thereon from the date hereof to the last day of the current calendar month, and thereafter in equal monthly installments on the first day of each month as more fully described with a final payment due on November 1, 2026. The sums secured by the Security Instrument shall be referred to as the “Indebtedness”.

B. THE PROPERTY. The Premises, the Improvements, the Equipment, the Rents and Profits, and all other real estate, fixtures, personal property and/or other property referred to above, as well as any interest therein now owned or held and/or hereafter acquired by the Grantor, are herein collectively referred to as the “Property.”

C. SECURITY AGREEMENT. This Security Instrument, in addition to creating and constituting a lien on real estate, is a security agreement within the meaning of the Code and shall support any financing statement showing Lender’s interest as a secured party with respect to any portion of the Property described in such financing statement, which description is hereby incorporated by reference. Lender, in addition to, and not in lieu or in limitation of, its rights and remedies provided herein, shall have all of the rights and remedies of a secured party under the Code with respect to the Property to the extent that the Property may be subject to the Code. This Security Instrument covers goods that are or are to become fixtures (as defined by the Code) and the recordation of this Security Instrument shall also constitute a fixture filing in accordance with the provisions of the Code (the Grantor is the debtor and Lender is the Secured Party). The Grantor consents to the filing of one or more financing statements, continuation statements or amendments in a form satisfactory to Lender, who is authorized to file the same in any location deemed necessary or advisable to perfect the security interest granted to Lender in this Security Instrument. The Grantor, at its expense, shall execute, deliver and record, from time to time, such further instruments as may be requested by Lender to confirm or perfect the lien of and/or the security interest created by this Security Instrument on or in any of the Property.

D. COVENANTS. The Grantor covenants and agrees as follows:

1. Payment and Other Obligations. The Grantor shall pay the principal of, and interest on, the Note, together with all other sums thereunder, when and as the same shall become due, and the Grantor shall observe and perform all other provisions, terms, covenants, warranties, conditions and obligations contained in (a) this Security Instrument, (b) the Loan Agreement , (c) the Note, (d) any other certificate, indemnity, deed of trust, security agreement, assignment of leases and all other agreements which are now, or subsequently may be, executed to secure the obligations of the Grantor to Lender (items (a) through (d) above, sometimes collectively referred to in this Security Instrument as the “Loan Documents”).

2. No Alteration or Demolition. Except in the ordinary course of the operation of the Grantor’s business at the Premises, the Grantor shall not materially alter or demolish any of the Improvements without the prior written consent of Lender, which consent shall not be unreasonably withheld, and shall comply with all statutes, ordinances and requirements of any governmental authority relating to the Property, and any part thereof, or the Grantor’s operations thereat.

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3. Inspection. Lender may, at any time, cause an inspection by its representatives to be made of the Property, and such representatives shall be permitted reasonable access to the Property and every part thereof, subject, however, to the rights of the tenants therein. If any such inspection shows the need of restoration, repairs or maintenance and Lender makes reasonable demand therefor, the Grantor shall proceed within thirty (30) days after such demand has been made to effect such restoration, repairs or maintenance and shall expeditiously complete or cause Tenant to complete the same in a good and workmanlike manner to the reasonable satisfaction of Lender.

4. No Liens or Subordinate Financing. The Grantor shall keep the Property free from liens which may have priority over the lien of this Security Instrument, except liens for taxes not yet due, and shall not allow any subordinate mortgage, deed of trust or security interest to encumber the Property.

5. Indemnification. The Grantor shall protect, indemnify and save harmless the Trustee and Lender from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) imposed upon, incurred by or asserted against, the Trustee and/or Lender prior to the time the Trustee and/or Lender take possession of the Property by reason of (a) any failure on the part of the Grantor to perform or comply with any of the covenants or conditions of this Security Instrument; (b) the performance of any labor or services and the furnishing of any materials or other property with respect to the Property or any part thereof; or (c) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Property or any part thereof. All moneys advanced by Lender under any provisions of this paragraph shall bear interest at the Applicable Rate defined in the Note from the date advanced and shall be secured by this Security Instrument and shall be repaid by Grantor on demand of the Lender. All such charges, with interest, shall be due within fifteen (15) days after Lender notifies Grantor of such charges, and if not paid by such date, will bear interest at the Default Interest Rate stated (and as defined) in the Note. Payments made for taxes by Lender shall be a first lien on the Property to the extent of the taxes so paid with interest from the date of payment, regardless of the rank and priority of this Security Instrument. In the event that any action, suit or proceeding is brought against the Trustee and/or Lender by reason of any such occurrence, the Grantor, upon Lender’s request, shall, at the Grantor’s sole expense, resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel designated by the Grantor and approved by Lender.

6. Insurance Requirements. Grantor shall at all time provide, maintain and keep in force the following policies of insurance:

(a)  Insurance against loss or damage to the Property by fire and all other risks of physical loss covered by insurance of the type now known as “all risk,” in an amount not less than the full replacement value of the Property, including the cost of debris removal (exclusive of the cost of land, excavations, foundations and footings below the lowest basement floor); and with not more than Ten Thousand and No/100 Dollars ($10,000.00) deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this subparagraph (a) shall contain the “Replacement Cost Endorsement”;

(b)  Loss of rents or business interruption insurance in the amount necessary to service the Loan for a period of twelve (12) months, which coverage shall be maintained during the entire term of the Loan. The maximum deductible shall be Ten Thousand and No/100 Dollars ($10,000.00);

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(c)  Comprehensive public liability insurance on an “occurrence basis” against claims for “personal injury” with respect to personal injury, death or property damage occurring on, in or about the Property and the adjoining streets, sidewalks and passageways, such insurance to name Beneficiary as an additional insured and to afford immediate minimum protection, on a combined single limit basis, of not less than Two Million and No/100 Dollars ($2,000,000.00), or such higher amounts as are reasonably required by Beneficiary with not more than a Ten Thousand and No/100 Dollars ($10,000.00) deductible from the loss for any occurrence.;

(d) During the course of any reconstruction or repair of the Property, workers’ compensation insurance (including employer’s liability insurance, if requested by Beneficiary) for all employees of Grantor engaged on or with respect to the Property in such amount as is reasonably satisfactory to Beneficiary, or, if such limits are established by law, in such amounts;

(e) During the course of any reconstruction or repair of the Property, builder’s risk completed value insurance against “all risks of physical loss”, including collapse and transit coverage, with deductibles not to exceed Ten Thousand and No/100 Dollars ($10,000.00), in non-reporting form, covering the total value of work performed and equipment, supplies and materials furnished, and containing the “permission to occupy upon completion of work or occupancy” endorsement;

(f)  Insurance against loss or damage to the personal property and fixtures covered by this Deed of Trust by fire and all other risks of physical loss covered by insurance of the type now known as “all risk”;

(g) Flood insurance in the event all or any part of the Property is identified as lying within a “flood plain” area by the Federal Emergency Management Agency and flood insurance has been made available under the National Flood Insurance Act; and

(h) Such other insurance, against the same or other hazards, and in such amounts, as may from time to time be reasonably required by Beneficiary.

All policies of insurance required by this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Grantor which might otherwise result in forfeiture of such insurance, and the further agreement of the insurer waiving all rights of set off, counterclaims or deductions against Grantor.

7.  Delivery of Policies and Payments of Premiums. All policies and endorsements of insurance shall be issued by companies licensed to do business in North Carolina, with a rating of at least A-VIII in the current Best’s insurance rating service, and manually signed. All policies of insurance shall show Beneficiary as Beneficiary and shall have attached thereto a standard Beneficiary clause for the benefit of Beneficiary in form satisfactory to Beneficiary and a waiver of subrogation. Grantor shall furnish Beneficiary with certificates of all policies of required insurance, together with the original policy document or a certified copy signed by the insurer. If Beneficiary consents to Grantor providing any of the required insurance through blanket policies carried by Grantor and covering more than one (1) location, then Grantor shall furnish Beneficiary with a certificate of insurance for each such policy setting forth the coverage as to the Property, the limits of liability as to the Property, the name of the carrier, the policy number, and the expiration date. At least thirty (30) days prior to the expiration of each such policy, Grantor shall furnish Beneficiary with evidence satisfactory to Beneficiary of the payment of the premium and arrangements for the reissuance of a policy continuing insurance in force as required by this Deed of Trust. All such policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Beneficiary. In the event Grantor fails to provide, maintain, keep in force or deliver and furnish to Beneficiary the policies of insurance required by this Deed of Trust, Beneficiary may procure such insurance or single-interest insurance for such risks covering Beneficiary’s interest, and Grantor shall pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Grantor the amount of all such premiums, together with interest thereon at the Applicable Rate defined in the Note, shall be secured by this Deed of Trust. All such charges, with interest, shall be due within ten (10) days after Beneficiary, notifies Grantor of such charges, and if not paid by such date, will bear interest at the Default Rate stated in the Note. Payments made for taxes on the Property by Beneficiary shall be a first lien on the Property to the extent of the taxes so paid with interest from the date of payment, regardless of the rank and priority of this Deed of Trust.

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8. Insurance and Condemnation Proceeds.  Should a loss occur under any policy of insurance required hereunder, or should all or any portion of the Property be taken or damaged by reason of any public improvement or condemnation proceeding, subject to the provisions hereof, Beneficiary shall be entitled to all insurance proceeds, compensation, awards, and other payments or relief therefor (all hereinafter referred to as “proceeds”) and is hereby assigned. Whether or not the security for the loan secured by this Deed of Trust has been impaired, Beneficiary and Grantor shall be entitled to participate in any action or proceedings in connection with such loss, taking or damage.  In the event of such insurance loss or that only a portion of the Property is taken or damaged by reason of any public improvement or condemnation proceeding, and the damage to the Property, and in the judgment of Lender, the Property can be economically restored, Beneficiary, after deducting from said proceeds received all its expenses, including reasonable attorneys’ fees actually incurred, shall release to Grantor, as restoration progresses, so much of said amount as equals the costs of restoration effected by Grantor, subject to certain conditions, including the requirement that Beneficiary escrow with Lender any anticipated cost of such restoration over the insurance proceeds, including the right of Beneficiary to withhold up to ten percent (10%) of said amount until completion and the provision of a final lien waiver from Grantor’s general contractor.  Any amount required to complete such restoration in excess of such proceeds shall either be paid by Grantor or deposited into escrow with Lender before such proceeds are used.  Grantor agrees to execute such further assignments of any such proceeds and rights of action as Beneficiary or Trustee may require.

9. Property Management. Lender shall have the right to approve and/or reject any property management firm employed by the Grantor to manage the Premises, the Improvements and/or any portion thereof, as well as the right to require a change in such property management firm if, an Event of Default occurs, or a matter occurs which would be an Event of Default, but for the giving of notice and an opportunity to cure. Any agreement with any property manager and any fee payable thereunder must be subordinate to the Security Instrument and terminable by Lender in accordance with the provisions hereof and the other Loan Documents.

10. Maintenance of Property. With respect to the Property, the Grantor shall keep the same in good condition and repair; pay all general and special taxes and assessments and other charges that may be levied or assessed upon or against the same as they become due and payable, including, without limitation, town or county property taxes on mobile homes; furnish to Lender receipts showing payment of any such taxes and assessments; pay all utility charges, assessments and debts for repair or improvements of whatever nature now existing or hereafter arising that may become liens upon or charges against the Property; comply with, or cause to be complied with, all requirements of any governmental authority relating to the Property; and promptly repair, restore, replace or rebuild any part of the Property which may be damaged or destroyed by any casualty whatsoever or which may be affected by any condemnation proceeding or exercise of eminent domain, pursuant and subject to the terms and conditions of paragraph 7 hereof.

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11.Waste, Use and Liens. Grantor shall not commit, nor suffer to be committed, any waste of the Property; nor initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property, or any part thereof; nor permit any lien or encumbrance, of any kind or character, to accrue or remain on the Property or any part thereof without the written consent of the Lender.

12. Compliance with Laws and Regulations. To Borrower’s knowledge, the Premises complies with all requirements and conditions set forth in all zoning ordinances and state and local building codes, all federal, state and local governmental wetland, coastal waters and environmental protection acts and any other ecological, environmental or use restrictions and all other governmental laws, rules and regulations applicable to or affecting the Premises. The Grantor shall continue to comply with the same now and in the future, and any failure to so comply shall constitute an Event of Default (as herein defined). In furtherance of the foregoing and without limiting any other rights and/or remedies of Lender, in the event that there shall be filed any lien against the Property by any entity with respect to any of the matters specified in this paragraph, then Grantor agrees to cause such lien to be removed from the Property or provide a bond satisfactory to Lender insuring that Lender shall continue to enjoy first lien status within sixty (60) days from the date that such lien is placed against the Property or within such shorter period of time as the circumstances shall permit (but in all events at least ten (10) days before any sale of the Property to satisfy such lien) in the event that the holder of such lien takes the steps to cause the Premises to be sold pursuant thereto. Should Grantor cause, suffer or permit any violation of any of the foregoing laws, rules and/or regulations, or fail to remove or provide satisfactory bond as described herein in the event of the filing of any such lien, then this Security Instrument, the Note and all other instruments securing the Loan shall at the option of Lender become immediately due and payable.

13. Disclosure of Defaults and Liens. The Grantor shall promptly disclose to Lender any Event of Default (as herein defined) of which the Grantor becomes aware. Furthermore, the Grantor shall immediately disclose to Lender any Disposition and/or Encumbrance (as herein defined) of which it becomes aware and shall immediately disclose to Lender any negotiations of which it becomes aware which are related to a Disposition and/or an Encumbrance.

14. Escrows. Grantor shall deposit and pay to Lender on each payment date specified in said Note secured by this Deed of Trust, a sum equivalent to one-twelfth (1/12th) of the annual taxes and premiums for insurance required by this Deed of Trust, which taxes and premiums for insurance will be paid by Lender through the escrow, and, if needed, upon the date when any such taxes and insurance premium shall become due shall pay to Lender any deficiency in an amount which taken together with insurance and tax deposits theretofore made and not expended for insurance premiums, shall be sufficient to pay and discharge such insurance premiums and taxes. Escrows for taxes on the mobile homes owned by Borrower shall be waived provided (a) no Event of Default has occurred and is then continuing; and (b) verification is provided to Grantor within thirty (30) days thereafter. This waiver is a privilege reserved for the Grantor and is not assumable except in the sole discretion of the Lender. In the event of any of the conditions to the waiver described above are no longer true, then Borrower shall be required to pay one-twelfth (1/12th) of the mobile home taxes into escrow together with he real estate taxes and insurance premiums.

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15. Restrictions on Transfer or Further Encumbrance. NOTICE: THE DEBT SECURED HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY CONVEYED HEREBY.

(a) If all, or any part of, the Property, or any equity interest in Grantor, or its members, partners or stockholders, or any interest therein, is (a) sold or transferred (collectively a “Disposition”), or (b) encumbered (whether voluntarily or involuntarily by another party, through attachment, levy or other means) or subjected to a security interest by Grantor (collectively an “Encumbrance”) or if the existence of the Grantor is terminated (also a “Disposition” herein), without Lender’s prior written consent, Lender may, at Lender’s option, declare all the sums due under the Note to be immediately due and payable. Anything to the contrary herein notwithstanding, the members of the Grantor may transfer, without the consent of Lender, including transfer by reason of estate planning purposes, death or incapacity, interests in the Grantor (a) to the lineal descendants and or spouses of such lineal descendants, parents, siblings, spouses of members of the Grantor; (b) to trusts established for estate planning purposes for the benefit of lineal descendants and or spouses of such lineal descendants, parents, siblings, spouses of the members of the Grantor; or (c) between existing members of the Grantor, so long as all parties remain liable for their obligations under their guaranties given in connection with the Loan, provided, however, the Grantor shall provide Lender thirty (30) days prior written notice of any such transfer and shall forward to Lender for review and approval copies of any trust or other document relating to the transfer of any interest in the Grantor to an individual, a trust or other entity.

(b) Notwithstanding anything set forth herein to the contrary, Lender will provide for the one time assumption of the Loan without change to the interest rate or payments to principal and interest. The terms of the sale or transfer transaction and the person(s) or entity to whom the Property is to be sold or transferred to are subject to the review and approval by Lender in its sole discretion and such approval will include, without limitation, approval of financial condition, credit worthiness, and experience with commercial property investment and management. All costs associated with this one time assumption provision including, without limitation, an assumption fee of one percent (1%) of the outstanding principal balance of the loan at the time of the request. All costs shall be the Borrower’s responsibility.

16. Environmental Compliance.

(a) Grantor represents and warrants that, except as may be disclosed in the environmental report furnished to Lender in connection with the Loan, to the best of its knowledge, the Property does not contain friable asbestos or asbestos contaminated material, urea formaldehyde foam insulation, transformers or other equipment which contain dielectric fluid, containing levels of biphenyls in excess of 50 parts per million on or servicing the Property or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by federal, state, county, regional or local authority in violation of Hazardous Materials Laws (as hereinafter defined). Grantor further represents and warrants that to the best of its knowledge, the Property is not now being used, nor has it been used in the past (and Grantor covenants that the Property shall not be during the terms of this Deed of Trust) for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any hazardous or toxic chemical, material, substance or waste in violation of Hazardous Materials Laws.

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(b) Grantor shall keep and maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of any federal, state or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under or about the Property including, but not limited to, soil and ground water conditions. Grantor shall not use, generate, manufacture, store or dispose of on, under or about the Property or transport to or from the Property any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related toxic materials, including, without limitation, asbestos or insulation or other material composed of or containing asbestos, and any other substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or in any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating or relating to, or imposing liability, or standards of conduct concerning any such waste, substance or material as now or at any time may hereafter be in effect (collectively referred to hereinafter as “Hazardous Materials”) in violation of Hazardous Materials Laws.

(c) Upon acquiring knowledge thereof, Grantor shall promptly advise Lender in writing of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials affecting the Property (“Hazardous Materials Laws”); (ii) all claims made or threatened by any third party against Grantor or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i) and (ii) above are hereinafter referred to as “Hazardous Materials Claims”); and (iii) Grantor’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that are otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Materials Laws.

(d) Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys’ fees in connection therewith paid by Grantor. Grantor shall be solely responsible for, and shall indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence of Hazardous Materials on, under or about the Property, including, without limitation: (i) all foreseeable consequential damages; (ii) the reasonable costs of any required or necessary repair, cleanup or detoxification of the Property, and the preparation and implementation of any closure, remedial or other required plans; and (iii) all reasonable costs and expenses incurred by Lender in connection with clauses (i) and (ii), including but not limited to reasonable attorneys’ fees. Anything to the contrary notwithstanding, Grantor’s obligations under this Section 10(d) shall not apply to any loss, damage, cost, expense or liability arising out of actions of Lender or its directors, officers, employees, agents, successors and assigns or any loss, damage, cost, expense or liability arising out of actions or violations occurring after Grantor surrenders possession of the Property to Lender or possession is taken through foreclosure or otherwise, and the indemnity and hold harmless obligations set forth in this Section 10(d) shall not apply to any subsequent owner of the Property other than Lender.

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(e) Without Lender’s prior written consent, Grantor shall not take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Property, nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims, which remedial action, settlement, consent or compromise might, in Lender’s judgment, impair the value of the Lender’s security hereunder; provided, however, that Lender’s prior consent shall not be necessary in the event that the presence of Hazardous Materials on, under, or about the Property either poses an immediate threat to the health, safety or welfare of any individual or is of such a nature that an immediate remedial response is necessary and it is not possible to obtain Lender’s consent before taking such action, provided that in such event Grantor shall notify Lender as soon as practicable of any action so taken. Lender agrees not to withhold its consent, where such consent is required hereunder, if either (i) a particular remedial action is ordered by a court of competent jurisdiction, or (ii) Grantor establishes to the satisfaction of Lender that there is no alternative to such remedial action which would result in less impairment of Lender’s security hereunder.

17. Compliance with Disability Statutes.

(a) Grantor represents and warrants that Grantor has not received any notice that the Property are not in compliance with the Americans With Disabilities Act of 1990 (42 U.S.C. §12101) (the “ADA”). To the best of the knowledge of the Grantor, after due inquiry, no notice has been received that the Property and the activities that will be conducted on it do not materially comply with all applicable laws and regulations pertaining to the ADA.

(b) Grantor shall keep and maintain the Property in compliance with, and shall not cause or permit the Property to be in violation of any federal, state or local laws, ordinance or regulations, including the ADA, related to access and the removal of barriers for the disabled. Any future modification/additions to the existing Property will comply with the ADA.

18. Indemnification Pertaining to ADA. Grantor hereby agrees to indemnify, defend and hold Lender and its directors, officers, agents and employees harmless from and against any claim, loss, cost, damage, liability, deficiency, fine, penalty, settlement, judgment or expense (including, without limitation, all investigation and remediation costs and attorneys’ fees) directly or indirectly relating to the application or enforcement, threatened or actual, of any state, federal or local statute or regulation, including the ADA covering, but not limited to, providing access to the Property and the removal of existing barriers to the Property. The foregoing indemnification obligations shall exist regardless of whether there is any fault on the part of Grantor, regardless of whether Lender knew or should have known of the actual or alleged violation of law, and regardless of whether such claim, loss, cost, damage, liability, deficiency, fine, penalty, settlement, judgment or expense is caused by Grantor’s failure, or the failure of any of Grantor’s predecessors-in-title, or the failure of any of Grantor’s tenants, to perform any of its, or theirs, obligations pursuant to any federal, state or local laws and regulations. Anything to the contrary notwithstanding, Grantor’s obligations under this Section 18 shall not apply to any claim, loss, cost, damage, liability, deficiency, fine, penalty, settlement, judgment or expense arising out of actions of Lender or its directors, officers, agents, or employees or any claim, loss, cost, damage, liability, deficiency, fine, penalty, settlement, judgment or expense arising out of actions or violations occurring after Grantor surrenders possession of the Property to Lender or possession is taken through foreclosure or otherwise, and the indemnity, defense and hold harmless obligations set forth in this Section 18 shall not apply to any subsequent owner of the Property.

DEED OF TRUST AND SECURITY AGREEMENT - Page 10

E. DEFAULT. Upon (i) an Event of Default under the Note (as defined in the Note), (ii) upon the default in any covenant herein involving a payment required for Grantor, which shall continue for ten (10) days after notice from Lender to the Grantor, and thirty (30) days after notice from Lender to the Grantor for other covenants contained herein, or (ii) upon the occurrence of any default under any other Loan Document (after the provision of any required notice thereto and the application of any cure period applicable thereto), there shall be an event of default hereunder (an “Event of Default; provided, however, notwithstanding anything to the contrary contained in this Security Instrument, if the default not involving the payment of money under clause (i) above is not reasonably curable within the 30-day period, the Borrower shall have such longer period as reasonably necessary, not to exceed ninety (90) days to complete any covenant or agreement contained in this Security Instrument, or default, provided further that the Borrower commences to correct or cure the default within the initial 30-day period and continues to use diligent efforts to complete or correct the default. If an Event of Default occurs hereunder, Lender shall have available to it and may exercise any and/or all of the applicable rights and remedies provided for in (1) the Note, (2) this Security Instrument, or (3) any other instrument related to the Loan referred to in any other Loan Document, and such rights and remedies shall be cumulative and in addition to (rather than in limitation of) all other rights and remedies available to Lender, whether legal, equitable or otherwise. Upon the occurrence of an Event of Default and the request of Lender, it shall be lawful for and the duty of the Trustee, upon request of the Lender, to sell the land herein conveyed at public auction for cash, after having first given such notice of hearing as to commencement of foreclosure proceedings and obtained such findings or leave of court as may then be required by law and giving such notice and advertising the time and place of such sale in such manner as may then be provided by law, and upon such and any resales and upon compliance with the law then relating to foreclosure proceedings under power of sale to convey title to the purchaser in as full and ample manner as the Trustee is empowered. Borrower further waives any and all homestead exemptions and/or personal exemptions to which the Borrower may be entitled under State and/or Federal Law. Lender may become the purchaser of any portion of the Property so sold, and no purchaser shall be required to see to the proper application of the purchase money. Lender and the Trustee (with the permission of Lender) may grant any extension, forbearance or other indulgence, and may release any part of the Property from the lien hereof. In any such foreclosure, or upon the enforcement of any other remedy of Lender hereunder or under the Note, there shall be allowed and included as additional indebtedness, to the extent permitted by law, all reasonable expenditures and expenses which may be paid or incurred by or on behalf of Lender and/or the Trustee for attorneys’ fees and charges, appraisers’ fees, publication costs, and costs involved in title insurance and title examinations. All reasonable expenditures and expenses of the nature in this paragraph mentioned, and such reasonable expenses and reasonable fees as may be incurred in the protection of the Property and the maintenance of the lien hereof, including the fees of any attorney employed by Lender and/or the Trustee in any litigation or proceeding affecting the Security Instrument, the Note or the Premises, including probate and Debtor Relief Law (as defined in the Note) proceedings, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding, shall be immediately due and payable by the Grantor, with interest thereon at the lower of the Default Interest Rate as defined in the Note, and shall be secured hereby. The proceeds of any such foreclosure sale shall be distributed and applied by the Trustee in accordance with applicable law.

The proceeds of the sale shall, after the Trustee retains his commission, together with reasonable attorneys fees incurred by the Trustee in such proceeding, be applied to the costs of sale including, but not limited to, costs of collection, taxes, assessments, costs of recording, service fee, and incidental expenditures, the amount due on the Note hereby secured and advancements and other sums expended by the Beneficiary according to the provisions hereof, and otherwise as required by the then existing law relating to foreclosures. The Trustee’s commission shall be five percent (5%) of the gross proceeds of the sale or the minimum sum of $1,000.00, whichever is greater for a completed foreclosure. In the event foreclosure is commenced but not completed, the Grantor shall pay all expenses incurred by Trustee, including reasonable attorneys fees and a partial commission computed on five percent (5%) of the outstanding indebtedness or the above stated minimum sum, whichever is greater, in accordance with the following schedule, to-wit: one-fourth (1/4) thereof before the Trustee issues a notice of hearing on the right to foreclosure; one-half (½) thereof after issuance of said notice; three-fourths (3/4) thereof after such hearing and the greater of the full commission or minimum sum after the initial sale.

The Trustee may require the successful bidder at any sale to deposit immediately with the Trustee five percent (5%) of his bid, provided notice of such requirement is contained in the advertisement of the sale. The bid may be rejected if the deposit is not immediately made, and thereupon the next highest bidder may be declared to be the purchaser. The deposit shall be refunded in the event a resale is had; otherwise, the deposit shall be applied to the purchase price.

DEED OF TRUST AND SECURITY AGREEMENT - Page 11

Upon the occurrence of an Event of Default hereunder, Lender may, at its option, have a receiver appointed to take control of the Property and/or its Rents and Profits and any matter related to its operation, management or disposition, and the Grantor hereby does consent to the appointment of a receiver in such event.

If the Grantor shall pay the Note and such other indebtedness secured hereby in accordance with their terms, together with interest thereon, and any renewals or extensions thereof in whole or in part, all other sums secured hereby and shall comply with all of the covenants, terms and conditions of this Deed of Trust, then this conveyance shall be null and void and may be canceled of record at the request and expense of the Grantor.

F. TRUSTEE. The Trustee shall be under no duty to take any action hereunder, except as expressly required, or to perform any act which would involve them in expense or in liability or require them to institute or defend any suit in respect hereof, unless properly indemnified to their satisfaction. All reasonable expenses, charges, counsel fees and other disbursement incurred by the Trustee in and about the administration and execution of the trusts hereby created, and the performance of their duties and powers hereunder, shall be secured by the Security Instrument prior to the indebtedness represented by the Note, and shall bear interest at the Applicable Rate (as defined in the Note).

G. NOTICES. Unless otherwise expressly provided herein, all notices or other communications required or permitted to be given pursuant to this Security Instrument shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same by courier in person to the intended addressee, (iii) by delivery to a reputable independent third party overnight commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee, or (iv) by prepaid telegram, telex, telecopier or telefacsimile transmission to the addressee, so long as the same is immediately followed by delivery pursuant to one of the methods under (i) through (iii) above. Notice so mailed shall be effective three (3) business days following its deposit with the United States Postal Service or any successor thereto; notice sent by such a commercial delivery service shall be effective one (1) business day following delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received or delivery is refused by the addressee; and notice given by other means shall be effective only if and when received at the office or designated place or machine of the intended addressee. For purposes of notice, the addresses of the parties shall be as set forth below; provided, however, that either party shall have the right to change its address for notice hereunder to any other location within the Liberty Bankers United States by the giving of ten (10) days’ prior written notice to the other party in the manner set forth herein. Electronic mail and internet websites may be used only to distribute only routine communications, such as financial statements and other information, and may not be used for any other purpose.

If to Grantor:	North Raleigh MHP LLC

136 Main Street

Pineville, North Carolina 28134

Attention:	[personal information removed]

Telephone:

Facsimile:

E-mail:

IftoLender:	Liberty Bankers Life Insurance Company

1605 LBJ Freeway, Suite 700

Dallas, Texas 75234

Attention:  Loan Servicing

Telephone: 469-522-4400

Facsimile:  469-522-0034

H. MISCELLANEOUS PROVISIONS.

1. Forbearance. Lender may at any time, without notice to any person, grant to the Grantor any indulgence, forbearance or any extension of time for the payment of any indebtedness secured hereby or allow any change or substitution of or for any of the Property or any other collateral which may be held by Lender without in any manner affecting the liability of the Grantor or any endorsers of the indebtedness hereby secured and also without in any manner affecting or impairing the lien of this Security Instrument.

DEED OF TRUST AND SECURITY AGREEMENT - Page 12

2. No Waiver. Any failure by Lender to insist upon strict performance of any of the terms and provisions hereof shall not be deemed to be a waiver of any such terms and provisions, and Lender, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance of any and all the terms and provisions of this Security Instrument. Neither the Grantor nor any other person now or hereafter obligated for the payment in whole or in part of the sums now or hereafter secured hereby shall be relieved of such obligation by reason of (a) the failure of Lender to comply with any request of the Grantor, or of any other person so obligated, to take action to foreclose or otherwise enforce any of the provisions hereof or of any obligations secured hereby, (b) the release, regardless of consideration, of the whole, or any part of, the security held for the indebtedness secured hereby, and/or (c) any agreement or stipulation between any subsequent owner or owners of the Property, or any part thereof, and Lender to extend, from time to time, the time of payment or to modify the terms of the Note or this Security Instrument without first having obtained the consent of the Grantor or such other person.

3. Payments by Lender. Upon the failure of the Grantor to pay any installment due under the Note or other charges above-mentioned as they become due and payable, or to pay any other of the debts or liens above-mentioned at the time above mentioned, or to keep and maintain the Property in good repair and good condition, or to insure the Property, or to deliver the policies of insurance as herein agreed, or to perform any of the covenants and agreements herein, Lender is hereby authorized, at its option, as applicable: to insure the Property, and/or any part hereof, and to pay the costs of such insurance, or to pay such taxes, liens, assessments, cost of repair and/or maintenance and/or other charges herein mentioned, or any part thereof, or to remedy the Grantor’s failure to perform hereunder and to pay the costs associated therewith. The Grantor shall refund on demand all sums so paid, with interest thereon at the Default Interest Rate as defined in the Note. The Security Instrument shall stand as security for all sums so paid, which shall become a part of the indebtedness hereby secured; provided, however, that the retention of a lien hereunder for any sums so paid shall not be a waiver of any subrogation or substitution which Lender might otherwise have had. In the event that (a) the Grantor shall fail to keep the Property insured in the manner and at the times herein provided, (b) any installment of interest or payment of principal is not paid at or within the time required by terms of the Note, (c) the actual demolition or removal of any of the Property is threatened, (d) the Grantor fails to timely do any of the things herein agreed to be done, or (e) there occurs any breach of any of the terms hereof or of the Note, then, and in any of such event, and when same shall constitute an Event of Default hereunder, whether or not Lender has paid any of the taxes, liens or other charges, or procured the insurance, or remedied the Grantor’s failure to perform, all as mentioned above, Lender shall be entitled to exercise any or all remedies provided for or referred to in this Security Instrument.

4. Modification. This Security Instrument may not be changed orally, and no waiver or modification of this Security Instrument, or of any covenant, condition or provision herein contained, shall be valid unless in writing and duly executed by the Grantor, Trustee, and by a duly authorized officer or representative of Lender, and no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation arising out of or affecting the Security Instrument, or any rights or obligations hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this section may not be waived except as herein set forth.

5. Severability. If any part, portion, term or provision of this Security Instrument is held to be invalid or illegal by a court of competent jurisdiction, the validity of the remaining portions or provisions hereof shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if such part, portion, term or provision were not contained in this Security Instrument.

6. Late Charges. The Note provides that Lender may charge a late payment equal to five percent (5%) of a late installment for any payment received more than ten (10) days after its due date, except for the final payment due on maturity of the Note, which shall not be subject to a late payment charge unless it is received more than thirty (30) days after its due date, and, therefore, all such late payment charges shall also be secured by this Security Instrument and all other Loan Documents.

7. Change In Taxation Method. In the event of the passage after the date of this Security Instrument of any law of the State of North Carolina, deducting from the value of land, for the purpose of taxation, any lien thereon or changing in any way the laws now in force for the taxation of deeds of trusts or debts secured by mortgage for State or local purposes, or the manner of the collection of such taxes so as to cause the assessment of a tax on Lender or a lien or charge on this Security Instrument, the entire principal balance under said Note, together with all accrued interest thereon, at the option of said Lender, forthwith shall become due and payable; provided, however, that such option shall be ineffective if Grantor is permitted by law to pay the whole of such tax, in addition to all other payments required hereunder, and, if prior to such specified date, Grantor does pay such tax and agrees to pay any such tax when hereafter levied or assessed against the Property, and such agreement shall constitute a modification of this Security Instrument.

8. WAIVER OF TRIAL BY JURY. GRANTOR AND LENDER HEREBY KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY AND NO PARTY NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER COLLECTIVELY REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT EVIDENCING, SECURING OR RELATING TO THE INDEBTEDNESS OR OTHER OBLIGATIONS SECURED HEREBY OR ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS SECURED HEREBY OR ANY COURSE OF ACTION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATING TO THE LOAN OR TO THE LOAN DOCUMENTS. THE PARTIES ALSO WAIVE ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. LENDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO GRANTOR OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[Signature page to follow]

DEED OF TRUST AND SECURITY AGREEMENT - Page 13

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day, month and year first written above.

GRANTOR:

NORTH RALEIGH MHP LLC,
a North Carolina limited liability company

By:	Manufactured Housing Properties Inc.,
a Nevada corporation,
its Sole Member

	By:	/s/ Michael Z. Anise
Michael Z. Anise, President

ACKNOWLEDGEMENT

COUNTY OF MECKLENBERG	§
§
STATE OF NORTH CAROLINA	§

I certify that the following person personally appeared before me this day, Michael Z. Anise, in his capacity as President of Manufactured Housing Properties Inc., Sole Member of NORTH RALEIGH MHP LLC, a North Carolina limited liability company, acknowledging to me that he duly and voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated: Michael Z. Anise

Date: Oct 22, 2021.

/s/ Janalyn M. Bailey
Official Signature of Notary	(Official Seal)F

Janalyn M. Bailey
Notary’s printed or typed name,
My commission expires: 03/25/2024

DEED OF TRUST AND SECURITY AGREEMENT - Page 14

EXHIBIT “A”

Legal Description

PARCEL 1:

TRACT ONE:

BEGINNING at an iron stake, formerly a rock corner with W.R. Holden and Wade White; runs thence North 85-15 West 2,027 feet to an iron stake, formerly a rock; runs thence North 8-45 East 940.5 feet to a stake corner and three white rocks; runs thence South 84-45 East 1,865 feet to a rock in a drain; runs thence South 1 East 949 feet to the beginning, containing 41.5 acres according to a map and survey made by Phil R. Inscoe, R.L.S., under date of 3-12-66 entitled “Map of Land Surveyed for Walter Debnam et al” and being all the property conveyed to W.T. Young by deeds recorded in the Franklin County Registry in Deed Books 278 Page 277, 440, Page 89, and 440, Page 90, to all of which reference is hereby made. See Will of William Thomas Young, Will Book X Page 460, records of Franklin County.

This property was conveyed to Grantors by deed recorded in the Franklin County Registry on March 30, 1966, Book 604 Page 399.

TRACT TWO:

BEGINNING at an existing rock in a drain, said point being marked also by an existing iron and being the northeast corner of property belonging to Richard Streett; running thence with said Streett’s northern line, crossing S.R. #1117 North 84 degrees 45’ West 1,865 feet to an existing iron in rocks; thence North 8 degrees 54’ East 450.92 feet to an iron pipe; thence a new line through the R.B. Debnam property, again crossing S.R. #1117 South 84 degrees 45’ East 1,840.30 feet to an iron pipe located South 5 degrees 46’ West 289.10 feet from an existing rock; thence South 5 degrees 46’ West 450 feet to the point and place of beginning according to survey for Richard Streett by Harold Mullen, Registered Surveyor dated 4-8-67 containing 19.13 acres and being the southern portion of a 37.9-acre tract belonging to R.B. Debnam.

PARCEL 2:

Tract 1: BEGINNING at a stone on the northern side of the road leading from Lewis Station to Dexter (S.R. #1514), said stone being the southeastern corner of the property herein described and the southwestern corner of the property of Jessie A. Watson; going thence in a line parallel to said road S. 71° 48’ W. 73 feet more or less to an iron pin; thence N. 12° 57’ W. 1094.5 feet to an iron pin; thence S. 71° 15’ W. 499.5 feet to an iron pin in the eastern margin of the lands of Willie Allgood; thence along Allgood’s line N. 1° 45’ W. 1809 feet to a stake in the southern margin of the property of Mrs. Ella G. Olmstead; thence along Olmstead’s line S. 87° 15’ E. 485.7 feet to a stake, corner of the property of Jessie A. Watson; thence along Watson’s line as follows: S. 1° 45’ E. 1122 feet to a stone; thence S. 87° 45’ E. 273.9 feet to a stone; thence S. 1° 45’ E. 1500 feet to a stone, said point being the point and place of beginning and containing 28.7 acres, more or less, according to map and survey of Johnnie C. Currin, R.L.S., dated August 30, 1971.

For further reference see Deed Book 580, page 795, Granville County Registry. (5724T)

Tract 2: Beginning at an iron pin in the western margin of a road, said iron pin being the northeastern corner of the property herein described and the southeastern corner of the property this day conveyed to B.N. Hart; going thence along he said road S. 12° 57’ E. 844 feet to an iron pin; thence S. 71° 48’ W. 679.4 feet to an iron pin in the eastern margin of the lands of Willie Allgood; thence along Allgood’s line N. 1° 45’ W. 860 feet to an iron pin, the southwestern corner of the property of B.N. Hart; thence along Hart’s line N. 71° 15’ E. 499.5 feet to an iron pin said point being the point and place of beginning, and containing 11.4 acres, more or less, according to map and survey of Johnnie C. Currin, R.L.S. dated August 26, 1971. For further reference, see Book 154, page 100, Granville County Registry.

DEED OF TRUST AND SECURITY AGREEMENT - Page 15

PARCEL 3:

Beginning at an iron pin in the southern right of way of S.R. #1202, designated on the survey identified below as”0.72 Miles to S.R.#1203”; thence South 83degrees 02’ 43” West 100.00 feet to an iron pin; thence North 89 degrees 18’ 17” West 300.00 feet to an iron pin; thence South 78 degrees 31’ 43” West 100.00 feet to an iron pin; thence North 58 degrees 44’ 38” West 1,119.79 feet to an iron pin; thence North 67 degrees 49’ 37” West 1,086.86 feet to an iron pin; thence North 19 degrees 27’ 46” East 369.49 feet to an iron pin; thence North 19 degrees 27’ 46” East 230.40 feet to an iron pin; thence South 81 degrees 18’ 19” East 20.00 feet to an iron pin; thence South 81 degrees 18’ 19” East 941.37 feet to au iron piu; thence South 42 degrees 59’ 14” East 1,129.75 feet to an iron pin; thence South 43 degrees 57’ 58” East 469.59 feet to an iron pin; thence South 44 degrees 26’ 17” East 306.34 feet to an iron pin, the point and place of beginning; and being the property surveyed for Rilla Browne, Franklinton Township, Franklin County, North Carolina, according to a survey by Nathan R. Hymiller, Jr., Registered Land Surveyor, dated January 28, 1992, and containing 34.92 acres according to said survey.

PARCEL 4:

BEING all of that certain tract or parcel of land containing 17.389 acres as shown on survey and plat of James O. Murphy, P.E. entitled “Boundary Survey for William Lee Richardson & Valerie Jean Blettner,” dated May 9, 2003, of record in Plat Book 28, page 125, Granville County Registry, to which reference is hereby made for a more particular description.

PARCEL 5:

TRACT 1:

That certain tract or parcel of land situate, lying and being in Youngsville Township, Franklin County, North Carolina, adjoining the lands of Seaboard Airline Railroad, Dr. George C. Mackie, Fred O. Preddy and others and more particularly described as follows:

BEGINNING in the center of the Seaboard Airline Railroad tract; thence South 82-1/2 degrees East 452 feet to a stake, Perry’s corner; thence along Perry’s line South 17 degrees East 479 feet; South 28 degrees West 300 feet; South 46 degrees West 161 feet; South 55 degrees West 463 feet; North 80 degrees West 210 feet to the center of the aforesaid railroad tract; thence along the aforesaid railroad tract in a northern direction 1,175 feet to the point of beginning containing 12 acres, more or less, less the railroad right of way.

EXCLUDED from the above-described land is that portion which lies west of Rural Paved Road 1030.

TRACT 2:

BEGINNING at an existing iron stake, said stake being the northeast corner of William L. Thompson Property according to deed recorded in Book 743 Page 612, Franklin County Registry; thence South 83 degrees15’ 00” East 82.21 feet to an iron pipe; thence South 17 degrees 25’ 18” East 406.06 feet to an iron pipe; thence South 50 degrees 41’ 50” West 20.47 feet to marked pine tree; thence south 44 degrees 27’ 08” West 63.51 feet to an existing iron pipe; thence North 17 degrees 25’ 18” West 477.28 feet to the place and point of beginning containing 0.759 acres, more or less, according to Map and Survey of James O. Murphy, R.L.S., dated 9 March 1981, entitled “Map Prepared for William L. Thompson, Youngsville Township, Franklin County, N.C.”

DEED OF TRUST AND SECURITY AGREEMENT – Page 16